MTBC Announces Senior Leadership Team Promotions

SOMERSET, N.J., December 1, 2017 (Globe Newswire) – MTBC (NASDAQ:MTBC) (NASDAQ: MTBCP), a leading provider of cloud-based healthcare IT solutions and services, today announced that MTBC’s Board of Directors has unanimously approved the recommendation of its Founder, Chairman and CEO, Mahmud Haq, to promote two members of MTBC’s senior leadership team effective January 1, 2018. Mahmud Haq will assume the role of Executive Chairman of the Board of Directors, Stephen Snyder, MTBC’s President, will be appointed CEO, and A. Hadi Chaudhry, MTBC’s VP of Global Operations, will be appointed President.

“We’re very pleased to make this announcement during a banner year of corporate achievements,” said Mr. Haq. “During 2017, our leadership team enabled MTBC to repay $10 million of debt from Opus Bank ahead of schedule; fully pay the $5 million balance of our acquisition debt to Prudential; secure a $5 million revolving line of credit to support additional growth from Silicon Valley Bank; and grow our revenue and adjusted EBITDA to record levels. We also raised $17.5 million, under the leadership of our CFO, Bill Korn, through a series of successful public offerings.”

“The appointments of Stephen and Hadi are part of a plan that has been in the works for some time,” continued Mr. Haq. “I’ve worked closely with both Stephen and Hadi for more than 12 years and look forward to partnering with them for many more. I have the utmost confidence that their experience managing MTBC’s growth and their knowledge of the healthcare IT industry will enable them to help us achieve our corporate objectives.”

Mr. Snyder joined MTBC in 2005 as Vice President, General Counsel and Corporate Secretary and later served as Chief Operating Officer, beginning January 2009. He was appointed President in August 2011. Since that time, Mr. Snyder spearheaded more than 15 acquisitions, has supported the business operations team, and worked with MTBC’s CEO and CFO to complete the Company’s successful Initial Public Offering. Mr. Snyder also serves as a member of MTBC’s Board of Directors. Prior to joining MTBC, Mr. Snyder practiced law with a New Jersey law firm.

Mr. Chaudhry joined MTBC in 2002 as Manager of IT and later served as General Manager and Chief Information Officer. He was appointed VP of Global Operations in October 2016. Mr. Chaudhry has been a key leader in facilitating the successful integration and transition of MTBC’s acquisitions, including MTBC’s largest acquisition in 2016. Mr. Chaudhry also plays a key role in managing client relationships, devoting a large amount of time to helping them streamline their processes and maximize reimbursements.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers throughout the United States. Our integrated Software-as-a-Service (SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

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Forward-Looking Statements

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Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the company’s ability to manage growth; integrate acquisitions; effectively transition, ramp-up, and retain new and existing customers; comply with controlling contractual obligations and legal requirements; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

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SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

(732) 873-5133